Exhibit 10.17

LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease” or “Agreement”) is made this 1st day of July, 2019 (“Effective Date”) between Texzona Industries, Ltd. (“Landlord”), and the Tenant named below.

Key Definitions:

Tenant:	Precision Optics Corporation, Inc.

Tenant’s Representative,	Divi Mangadu

Address, and Telephone:	1410 Gail Borden, Suite A-3 El Paso, TX 79935

Phone: Email:
Premises:

Landlord hereby demises and leases to Tenant, and Tenant hereby takes from Landlord, approximately 9,375 rentable square feet of that certain building (the “Building”) located at 1410 Gail Borden, Suite A- 3 & A-4, El Paso, Texas 79935, County of El Paso, State of Texas, the real property of which is more particularly described by the Legal Description attached hereto as Exhibit "B-1" and Site Plan attached hereto as Exhibit “B” and incorporated herein by reference, together with all rights, privileges, easements, appurtenances and immunities belonging to or in any way pertaining thereto, and together with the Building and other improvements situated or to be situated thereon (the said portion of the project’s real property, Building and improvements being hereinafter referred to as the ("Premises").

Project:	Greenway Industrial Business Center, described on Exhibit “B” and being the land and improvements thereon described on Exhibit “B-1” attached hereto.

Building:	The building municipally known as 1410 Gail Borden, El Paso, Texas 79935.

Tenants Share of Project:	3.64% (based on total square footage for the Project: 257,875 s.f.)

Tenant’s Share of Building:	9.34% (based on total square footage of Building: 100,375 s.f.)

Lease Term:	Beginning on the Commencement Date and ending on the last day of the 36th full calendar month thereafter. Partial months shall be prorated.

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Commencement Date:	June 1, 2019, Landlord may, at its option, prepare a letter to Tenant outlining the Commencement Date and the end of the original Lease Term, which is sometimes referred to as the “end date or end of the Lease Term”.
Monthly Base Rent:	Base Rent shall equal the following amounts for the respective periods set forth below:
	Period		Monthly Base Rent
	Commencement Date through Month – 12		$ 3,391.56
	Months 13-24		$ 3,476.35
	Months 25-36		$ 3,563.26
Initial Estimated Annual Operating Expense Payments: (estimates only and subject to adjustment to actual costs and expenses according to the provisions of this Lease)*	1. Taxes: 2. Insurance: 3. Operating Expenses: Total	$ 0.87 psf $ 0.21 psf $ 1.06 psf $ 2.14 psf	$ 8,156.25 total $ 1,968.75 total $ 9,937.50 total $ 20,062.50 total
*estimated only and subject to adjustment to actual costs as provided in the Lease. Any partial months shall be pro-rated for such partial month.
Initial Monthly Base Rent and Operating Expense Payments:	$ 5,063.44

Security Deposit:	$ 1,848.94 (On Account)

Use:	The purpose receiving, storing, shipping and selling products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto; Tenant may also use the Premises for light manufacturing.

Broker:	Vista Star Realty, LLC – Per Separate Agreement.

Addenda:	See Paragraph 42.

Exhibits:

Exhibit A – Premises

Exhibit B – Project

Exhibit B-1 – Project Land and Improvements Description

Exhibit C – Certificate of Insurance

Exhibit D – Rules and Regulations

Exhibit E – Sign Criteria

Exhibit F – Move-out Conditions

Exhibit G – Floorplan

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1.                   Granting Clause; Quiet Enjoyment. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease. Tenant agrees that the Premises does not include the roof, exterior walls or space below the floor of the Premises or Building. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

2.                   Use and Acceptance of Premises. The Premises shall be occupied and used by Tenant solely for the purpose of conducting therein the business listed in the key definitions at the first of this Lease and for such lawful purposes as may be incident thereto and for no other purpose without Landlord's prior written consent. Tenant's acceptance of occupancy from Landlord shall constitute acknowledgment by Tenant that Tenant has inspected the Premises, the Building and the Project of which the Premises are a part and that same are suitable for Tenant's intended use thereof as stated in this Paragraph 2. TENANT RECOGNIZES AND AGREES THAT LANDLORD IS MAKING NO WARRANTIES EXPRESSED OR IMPLIED, AS TO THE SUITABILITY OF THE PREMISES OR THE PROJECT FOR ANY PARTICULAR USE OR THE CONDITION OF ANY PORTION THEREOF. TENANT ACCEPTS THE SPACE “AS IS” AND WITH ALL FAULTS. TENANT WAIVES ANY IMPLIED WARRANTY THAT THE PREMISES IS SUITABLE FOR TENANT’S INTENDED USE OR PURPOSES. NOTWITHSTANDING THE FOREGOING, LANDLORD IS NOT AWARE OF AND HAS NO REASON TO BELIEVE THERE ARE ANY CIRCUMSTANCES OR CONDITIONS IN OR ON THE PREMISES OR THE PROPERTY WHICH WOULD PREVENT TENANT’S INTENDED USE OR PURPOSES.

3.                   Operation by Tenant.

(a)                Tenant, at Tenant's expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities regardless of when they become effective, pertaining to Tenant's use or occupancy of the Premises and with any covenants, conditions and restrictions, including, without limitation, all applicable federal, state and local laws, regulations or ordinances pertaining to air, soil and water quality, Hazardous Materials (as defined below), waste disposal, air emissions and other environmental, health and safety, zoning and land use matters, including all Environmental Requirements (as defined below), the Americans with Disabilities Act or similar laws (as amended, “ADA”) and with any directive or order of any public officer or officers, pursuant to law, which impose any duty upon Landlord or Tenant with respect to the use or occupancy of the Premises (the “Legal Requirements”). Landlord is not aware of and has no reason to believe there are any such circumstances or conditions in or on the premises or the property other than the proper use, storage and disposal of certain materials customarily used in Tenants light manufacturing activities within the premises.

(b)                Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floors or structure of the Premises or Building or subject the Premises to use that would damage the Premises, the Building or the Project. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any tenants of the Project or any adjacent or neighboring property owners or occupants. In no event may Tenant engage in any action or inaction which would cause a change in the zoning classification (including any variances or so-called “grandfathered” benefits) which is currently applicable to the Premises. Outside storage, including without limitation, storage of non-operational trucks, trailers and other vehicles, parts and supplies is prohibited without Landlord’s prior written consent. Tenant shall not use the Premises and areas surrounding the Premises as a place of public accommodation under the ADA or similar laws. Tenant shall not conduct an auction, liquidation, or going out of business sale on the Premises or areas surrounding the Premises, including the Common Areas (as defined in this Lease) without Landlord’s prior written consent.

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(c)                Tenant shall be responsible, at its sole cost and expense, for obtaining and keeping in full force and effect, under the terms of the Legal Requirements, any and all permits, approvals, authorizations and/or licenses which are required or necessary for the use and/or occupation of the Premises, or to establish, operate, and conduct its business operations in the Premises, as well as for any specific new permits, approvals, authorizations and/or licenses that may be required or necessary for carrying out Tenant made alterations or Tenant Additions (defined below).

(d)                Tenant shall supply and maintain at its expense any fire extinguishers or other fire prevention equipment or systems relating to or required by Tenant’s use of the Premises as required by Legal Requirements. Tenant shall be responsible for all keys and security of the Premises at its sole cost and expense.

(e)                Landlord shall have the exclusive right to use, rent or exploit for any purpose (provided Landlord’s use does not unreasonably interfere with or restrict Tenant’s use of the Building or Premises) the roof and exterior walls of the Building or Premises, or any other areas of the Project, including but not limited to erecting signs or other structures on or over all or any part of the same, erecting scaffolds and other aids to the construction and installation of the same, and installing, maintaining, using, repairing, and replacing pipes, ducts, solar and electronic systems or devices, conduits and wires leading through, to or from the Building and Premises and serving other parts of the Project. Tenant shall have no right whatsoever to use the exterior walls or roof of the Building or Premises in the Building, except as otherwise provided in this Lease. Tenant shall not penetrate in any manner the exterior walls or roof of the Building or Premises.

4.                   Base Rent. Tenant shall pay Base Rent in the amount set forth in the key definitions on the first page of this Lease. The first month’s Base Rent, the Security Deposit, and the first monthly installment of estimated Operating Expenses (as herein defined) shall be due and payable on the date hereof, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first (1st) day of each calendar month succeeding the Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder (or to such other party as Landlord may from time to time specify in writing) may be made by Electronic Fund Transfer of immediately available federal funds, or by check (certified or cashier’s check if requested by Landlord), at such place, within the continental United States as Landlord may from time to time designate to Tenant in writing. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except as may be expressly provided in this Lease.

5.                   Operating Expense Payments.

(a)                It is the intention of Landlord and Tenant that Landlord receive the Base Rent “net” of all other charges except as expressly provided herein. Accordingly, beginning on the Commencement Date, Tenant shall pay as additional rent Tenant's Share (defined below) of the Operating Expenses and relating to the Premises, the Building, and the Project. As used in this Lease, the term “Rent” shall mean, collectively, Base Rent and additional rent. The term “Operating Expenses” shall mean all costs and expenses incurred by Landlord with respect to the ownership, maintenance, repair and operation of the Common Area and Project, including but not limited to: Taxes (as provided in this Lease); Insurance (as provided in this Lease); utilities; maintenance, repair and replacement of all portions of the Project (including the buildings and Common Areas), including without limitation, signs, sprinklers and fire suppression systems (if any), mechanical systems, including any HVAC or EVAP systems and their components, plumbing systems, exterior surfaces (including but not limited to painting, cleaning and graffiti removal), paving and parking areas (including striping, line painting and snow removal), dock systems, dock doors, roads, roofs, and roof systems, alleys, landscaping (including sprinkler systems), utility lines, lighting, electrical systems, Building Systems (defined below); trash collection, sweeping; compliance with laws, rules, regulations and orders of governmental authorities, including any Legal Requirements; fees and assessments; amounts paid to contractors and subcontractors for work or services performed in connection with the foregoing; property management fees (which, at Landlord’s option, may be payable to itself, an affiliate or third party manager); and administrative fees equal to fifteen percent (15%) of the Operating Expenses (excluding Taxes and Insurance) (which, at Landlord’s option, may be payable to itself, an affiliate or third party manager); deductibles on insurance loss; security services (if any). Notwithstanding the foregoing, Landlord agrees that all Operating Expenses must be reasonable and customary for the operation and maintenance of the Property and Project.

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(b)                Operating Expenses do not include costs, expenses, depreciation or amortization for repairs and replacements required to be made by Landlord at its expense under this Lease, unless otherwise provided therein or caused by Tenant, its agents, employees, contractors or invitees; debt service under mortgages; ground rent or ground leases; costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto; leasing commissions; or the costs of renovating space for tenants in the Project.

(c)                Landlord has included in the Key Definitions of this Lease, a statement estimating Tenant's Share of the Operating Expenses for the current calendar year (herein the "Estimate"). Beginning on the Commencement Date and on the first (1st) day of each month during the Lease Term, Tenant shall pay Landlord as additional rent one-twelfth (1/12) of the Estimate. In addition, Tenant shall pay with the rental payment for the first (1st) month following receipt of the Estimate an amount equal to the number of months elapsed in the calendar year prior to receipt of the Estimate times one-twelfth (1/12) of the Estimate, so as to bring said monthly payments current for the year. As soon as practical after the end of each calendar year, Landlord shall furnish Tenant a written statement showing Tenant's Share of the total Operating Expenses actually due for the calendar year ended (the "Actual Expenses"). If the Actual Expenses exceed the Estimate, then Tenant agrees to pay within ten (10) days of receipt of said statement, the difference between Tenant's Share of the Actual Expenses and the Estimate. If the Estimate exceeds the Actual Expenses, then, assuming Tenant is not in default, upon request by Tenant Landlord agrees to refund the balance or apply such amount to amounts due by Tenant under this Lease or hold such amount as a credit for Tenant under this Lease. Tenant’s failure to object to the written statement within thirty (30) days after receipt shall be deemed acceptance by Tenant. For purposes of this Paragraph 5, a year shall mean a calendar year. The provisions of this Paragraph 5 shall apply for any partial calendar year during which this Lease is effective, subject to a pro rata adjustment based upon the number of calendar months or portions thereof that this Lease is in effect. Tenant’s obligation to pay, such difference shall survive the termination or expiration of this Lease. This Lease is intended to comply with Section 171.1011(f) of the Texas Tax Code, as amended, for pass through items.

(d)                For purposes of calculating Tenant’s Share of Operating Expenses or charges under this Lease, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease. With respect to Operating Expenses which Landlord allocates to the entire Project, Tenant’s Share shall be the percentage set forth in the key definitions in this Lease as Tenant’s Share of the Project, as adjusted by Landlord in the future for changes in the physical size of the Premises or the Project. For Operating Expenses which Landlord allocates only to the Building, Tenant’s Share shall be the percentage set forth in the key definitions in Paragraph 1 as Tenant’s Share of the Building as adjusted by Landlord in the future for changes in the physical size of the Premises or the Building. In addition to Tenant’s Share of Operating Expenses, Tenant shall pay to Landlord any expenses allocated exclusively to Tenant, including maintenance, janitorial, garbage removal, repair and replacement of Building Systems (i.e. HVAC or EVAP systems), which Landlord may invoice to Tenant or include as allocated to Tenant as internal Operating Expenses.

(e)                Landlord may equitably increase Tenant’s Share for any item of expense (including Operating Expense) or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or a portion of the Building or that Project that includes the Premises or based on occupancy or use. The estimated Operating Expenses for the Premises set forth on the first page of this Lease are only estimates, and Landlord makes no guaranty or warranty that such estimates are accurate.

(f)                 [INTENTIONALLY OMITTED.]

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(g)                Landlord and Tenant each agree that they are knowledgeable and experienced in commercial transactions and further hereby acknowledge and agree that the provisions of this Lease for determining charges, amounts and additional rent payable by Tenant are commercially reasonable and valid, even though such methods may not state precise mathematical formula for determining such charges and is commercially reasonable and, as to each such charge or amount, constitutes a “method by which the charge is to be computed.” ACCORDINGLY, LANDLORD AND TENANT HEREBY VOLUNTARILY WAIVE THE APPLICABILITY OF SECTION 93.012 OF THE TEXAS PROPERTY CODE, TO THE TERMS OF THIS LEASE.

6.                   Late Charges. Tenant agrees to pay a late charge equal to the greater of (a) $50.00, or (b) ten percent (10%) as additional rent for each payment due hereunder that remains unpaid for more than five (5) days when due under this Lease to cover Landlord's administrative costs of processing such late payment. In addition to said late charge, any rental or other amount due from Tenant under this Lease which is more than ten (10) days delinquent shall bear interest from the date such rental or other amount was due at the lesser of the rate of twelve percent (12%) per year or the then maximum non-usurious rate under applicable law, (the lesser of said amounts being herein referred to as the "Maximum Rate.") In the event the late charge is ever deemed to be "interest" the amount of interest on past due amounts shall be automatically reduced so that the combination of said late charge and the interest on past due amounts, if any, does not exceed the Maximum Rate. Any amount collected which exceeds the Maximum Rate will be deemed credited to other amounts owed by Tenant to Landlord under this Lease, and any remaining excess after such credit shall be refunded to Tenant. It is the intent of both Landlord and Tenant to at all times comply with the applicable law regarding the maximum non-usurious amount or rate of interest which may be contracted for, charged, taken, reserved or received by Landlord. Any rental and/or payments due hereunder returned to Landlord by Tenant’s bank or other financial institution, for any reason, such as “Insufficient Funds” or otherwise, will entitle Landlord to collect an additional $40.00 from Tenant for each such payment.

7.                   Utilities. Tenant shall timely pay before delinquency for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, garbage removal, water meter charges and franchise fees, and other utilities and services used by Tenant on the Premises, all maintenance charges for utilities, and any storm sewer or meter franchise fee charges, hook up or termination fees or other similar charges for utilities, together with any taxes, penalties, surcharges or the like pertaining to Tenant's use of the Premises. With respect to all utilities separately metered, Tenant shall arrange for utility services in its own name and timely pay all charges directly to the provider. Tenant shall pay to Landlord as additional rent separately stated, or in Landlord’s discretion as Operating Expenses, its share of all reasonable and customary charges for utilities not separately metered based upon consumption, as reasonably determined by Landlord. Landlord shall not be liable to Tenant for any interruption in the service of any utilities to the Premises. No interruption or failure of utilities shall result in the termination of this Lease or the abatement of any amounts owed by Tenant under this Lease. Tenant agrees to limit use of water and sewer for normal restroom and kitchen use consistent with its current use of the facility. Tenant acknowledges that it has inspected the utilities and has determined that the utilities are sufficient for Tenant’s use of the Premises. Tenant shall not install any equipment or make use of the Premises which overloads the utilities available to the Premises. If Tenant violates this Paragraph, Landlord may, in addition to any other remedies which Landlord has hereunder, require Tenant, at Tenant’s expense, to upgrade such utility lines and related equipment including without limitation transformers.

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8.                   Taxes.

(a)                Landlord’s Rights and Obligations. Landlord has the sole right to render the Project, land and any improvements thereon to any appropriate taxing authorities. Tenant, as additional rent as provided in this Lease, agrees to pay Tenant's Share of all taxes (both general and special), assessments, or governmental charges (hereinafter "Taxes") lawfully levied or assessed against the land, the Project or any portion thereof, including without limitation any gross receipts, excise or similar tax and all taxes or levies imposed in substitution or replacement thereof or in substitution or replacement of increases therein, along with Taxes imposed pursuant to Section 171, et seq of the Texas Tax Code, along with amendments thereto. Tenant's Share of the Taxes shall be payable as additional rent in accordance with this Lease, herein. Additionally, Tenant shall pay to Landlord upon demand, Tenant's Share of all reasonable costs (including tax consultants and/or attorneys’ fees, but only to the extent of actual tax savings resulting from the actions of said consultants or attorneys) incurred by Landlord in connection with any protest or contest of the valuation of taxes imposed on the Project or the land. Provided, however, Landlord shall have no obligation to take any such action. Tenant shall have the right to inspect, at Landlord's business office during regular business hours and upon reasonable notice to Landlord, the tax bills which Landlord receives from the applicable taxing authorities.

(b)                Tenant’s Obligations. During the Lease Term, Tenant shall pay prior to delinquency all taxes assessed against and levied upon fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises. When possible, Tenant shall cause its personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant's personal property shall be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement therefor or, at Landlord's option as provided in this Lease.

9.                   Insurance; Waiver.

(a)                Landlord's Obligation. During the Lease Term and any extensions of this Lease, Landlord shall procure and maintain such property (“all risk”) and commercial general liability insurance coverage on the Project (including buildings and Common Areas) as Landlord deems appropriate, including if Landlord so elects, loss of rental insurance. In addition, Landlord may procure such other insurance as may be reasonably required by Landlord’s lender with respect to the Project.

(b)                Tenant's Obligations.

(i)                 All Risk Property, General Liability and Other Insurance. Tenant, as additional rent, shall pay to Landlord an amount equal to Tenant's Share of all premiums paid by Landlord for insurance described in this Lease. Tenant's Share of such premiums is payable as additional rent under Paragraph 5.

(ii)                Plate Glass. During the Lease Term, Tenant shall carry full coverage insurance on all plate glass in the Premises and cause the same to be replaced if chipped, cracked or broken, including the replacement thereof in the event of an illegal or malicious act by any third party.

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(iii)              Liability. During the Lease Term, Tenant shall procure and maintain a Commercial General Liability coverage policy or policies of insurance, insuring both Landlord and Tenant, against all claims, damages or actions arising out of or in connection with Tenant's use or occupancy of the Premises, the Building, or the Project (including the Common Areas), and adjoining streets, sidewalks, and passageways, or by the condition of the Premises, the limits of such policy or policies to be in an amount not less than $1,000,000.00 per occurrence and in an amount not less than $2,000,000.00 in the general aggregate for personal injury including, without limitation, bodily injury, death or property. Such policy or policies shall additionally include Contractual Liability insurance in support of the indemnity sections of this Lease and Fire Legal Liability insurance coverage in the maximum allowable amount which shall include insurance coverage for any damage to the Premises leased by Tenant. Tenant shall also maintain (i) business interruption insurance covering for at least 12 months, and (ii) workers compensation insurance on its employees in the required statutory amounts. All of Tenant’s policies shall contain a waiver of subrogation and right of recovery.

(iv)              Property Insurance. During the Lease Term, Tenant shall carry insurance against fire and such other risks as are from time to time included in standard extended coverage insurance, for the full insurable value, covering all of Tenant's equipment, furniture, merchandise, trade fixtures, including Trade Fixtures (as defined below), furnishings, wall covering, floor covering, carpeting, drapes, equipment, improvements, betterments and all items of property of Tenant located on or within the Premises. All property of Tenant kept in the Premises shall be so kept at Tenant's risk only. Such policy shall contain a waiver of subrogation and right of recovery.

(v)               Construction Liability. Tenant, at its own cost and expense, shall obtain and maintain at all times when demolition, excavation, or construction work being done by Tenant and is in progress on the Premises, construction liability insurance with limits of not less than $1,000,000.00 and

$2,000,000.00 in the general aggregate for personal injury, including, without limitation, bodily injury, death, or property damage, protecting Landlord and Tenant as well as such other person or persons as Tenant may designate against any and all liability for injury or damage to any person or property in any way arising out of such demolition, excavation, or construction work.

(vi)              Form of Insurance. Policies required of Tenant hereunder shall: (A) be issued by a reputable insurance company qualified to do business in the state where the Premises and the Project are located with an AM Best rating of A minus or better; (B) list Landlord, and any Property Manager if any, as an additional insured; (C) provide that they cannot be cancelled or amended in any material respects unless Landlord is given thirty (30) days prior written notice by Tenant; (D) state that such insurance is primary and non-contributory over any insurance carried by Landlord; (E) contain an endorsement in favor of Landlord waiving such insurance company's right of subrogation against Landlord. Landlord shall have the right to review said insurance amounts at least yearly during the Lease Term and require Tenant to increase said insurance policies to provide coverage in such amounts agreed to herein. Tenant shall provide Landlord with any renewal of insurance required under this Paragraph at least ten (10) days prior to the expiration of any such policy. Tenant will also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant's use or occupancy of the Premises or any vacancy or abandonment thereof by Tenant. In addition, Tenant’s insurance as required in this Lease shall apply as primary insurance with respect to any other insurance or self-insurance programs afforded to or obtained by Landlord. TENANT WAIVES ALL RIGHTS AGAINST LANDLORD FOR RECOVERY OF DAMAGES TO THE EXTENT THE DAMAGES ARE COVERED (OR SHOULD HAVE BEEN COVERED) BY THE LIABILITY INSURANCE AND OTHER INSURANCE OBTAINED OR REQUIRED TO HAVE BEEN OBTAINED BY TENANT UNDER THIS LEASE. The insurance required by Landlord hereunder may be maintained under a blanket or master policy which includes properties other than the Project.

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(vii)             Certificate of Insurance. A duly executed certificate of insurance substantially similar to the form attached as Exhibit “C” to this Lease shall be delivered by Tenant to Landlord: (A) within fifteen (15) days of the Effective Date, (B) at least fifteen (15) days prior to the expiration of the respective insurance policy for any renewals, or (C) within fifteen (15) days after receipt of a written request by Landlord during this Lease.

(c)                Mutual Waiver of Subrogation Rights. Landlord and Tenant and all parties claiming under them mutually release and discharge each other and their respective officers, directors, partners, employees and agents from all claims and liabilities arising from or caused by any casualty, hazard or event to the extent they could be covered by valid and collectible insurance required to be carried under this Lease by Landlord or Tenant, respectively, and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof; provided that such release shall not operate in any case where the effect is to invalidate such insurance coverage. The failure of a party to carry the required insurance shall not void this waiver. This clause shall survive the termination of this lease. THIS RELEASE SHALL APPLY EVEN IF THE LOSS OR DAMAGE SHALL BE CAUSED BY THE FAULT OR NEGLIGENCE OF A PARTY HERETO OR FOR ANY PERSON FOR WHICH SUCH PARTY IS RESPONSIBLE.

(d)                Waiver. LANDLORD, ITS OFFICERS, DIRECTORS, PARTNERS, AGENTS, MANAGERS, CONTRACTORS, LICENSEES AND EMPLOYEES (INDIVIDUALLY, THE “LANDLORD” AND COLLECTIVELY THE “LANDLORD PARTIES”), SHALL NOT BE LIABLE FOR, AND TENANT WAIVES ALL CLAIMS FOR DAMAGE OR LOSS (EXCEPT CLAIMS CAUSED BY OR RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE LANDLORD OR ANY LANDLORD PARTY, INCLUDING BUT NOT LIMITED TO CONSEQUENTIAL DAMAGES AND BUSINESS INTERRUPTIONS, TO PERSON, PROPERTY OR OTHERWISE, SUSTAINED BY TENANT OR ANY PERSON CLAIMING THROUGH TENANT RESULTING FROM ANY ACCIDENT OR OCCURRENCE IN OR UPON ANY PART OF THE PREMISES OR THE PROJECT. THIS WAIVER SHALL INCLUDE WITHOUT LIMITATION CLAIMS FOR DAMAGES RESULTING FROM BUT NOT LIMITED TO: (i) ANY EQUIPMENT OR APPURTENANCES BECOMING OUT OF REPAIR; (ii) INJURY DONE OR CAUSED BY WIND, WATER, ICE OR OTHER NATURAL ELEMENTS; (iii) ANY DEFECT IN OR FAILURE OF PLUMBING, HEATING OR AIR-CONDITIONING EQUIPMENT, BUILDING SYSTEMS, ELECTRIC WIRING OR INSTALLATION THEREOF, GAS, WATER, SEWER AND STEAM PIPES, STAIRS, PORCHES, RAILINGS, SIDEWALKS DRIVEWAYS OR WALKS; (iv) BROKEN GLASS;(v) THE BACKING UP OF ANY SEWER PIPE OR DOWNSPOUT; (vi) THE BURSTING, LEAKING OR RUNNING OF ANY TANK, TUB, WASHSTAND, WATER, SNOW OR ICE UPON THE PREMISES OR THE PROJECT; (vii) THE FALLING OF ANY FIXTURE, PLASTER, BRICK OR STUCCO; (viii) DAMAGE TO OR LOSS BY THEFT OR OTHERWISE OF PROPERTY OF TENANT OR OTHERS; (ix) ACTS OR OMISSIONS OF OTHER PERSONS IN THE PREMISES, OTHER TENANTS IN THE PROJECT, OCCUPANTS OF NEARBY PROPERTIES, OR ANY OTHER PERSONS; AND (x) ANY ACT OR OMISSION OF OWNERS OF ADJACENT OR CONTIGUOUS PROPERTY. ALL PROPERTY OF TENANT KEPT IN THE PREMISES SHALL BE SO KEPT AT TENANT'S RISK ONLY AND TENANT SHALL INDEMNIFY, DEFEND AND SAVE LANDLORD AND THE LANDLORD PARTIES HARMLESS FROM CLAIMS ARISING OUT OF DAMAGE TO THE SAME, INCLUDING SUBROGATION CLAIMS BY TENANT'S INSURANCE CARRIER.

NOTWITHSTANDING ANYTHING IN THIS LEASE TO THE CONTRARY, LANDLORD AND TENANT WAIVE ALL CLAIMS AGAINST EACH OTHER (AND AGAINST EACH OTHER’S PARENT COMPANY AND AFFILIATES AND THEIR OFFICERS, DIRECTORS, EMPLOYEES, MANAGERS AND AGENTS) FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF ACTUAL OR ANTICIPATED PROFITS, REVENUES OR PRODUCT AND REGARDLESS OF WHETHER ANY SUCH CLAIM ARISES OUT OF BREACH OF CONTRACT OR WARRANTY, TORT, NEGLIGENCE, PRODUCT LIABILITY, MISREPRESENTATION, INDEMNITY, CONTRIBUTION, STRICT LIABILITY, EQUITY, OR ANY OTHER LEGAL THEORY.

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(h)                Failure to Comply. Notwithstanding the foregoing, should Tenant fail to comply with any insurance requirements set forth above, Landlord shall have the right, but not the obligation, after five (5) days’ prior written notice to Tenant, to purchase said insurance premiums required for compliance under this Lease and Tenant agrees to pay Landlord, upon demand, the premium cost thereof, as additional rent under this Lease.

10.                 Landlord’s Maintenance and Repairs.

(a)               Landlord’s Obligations. Landlord shall maintain or cause to be maintained, at its expense, the structural soundness of the roof, foundation, structural columns and girders, and exterior walls of the Building, in good order, repair, condition except for damage thereto due to the acts or omissions of Tenant, or Tenant’s employees, agents, invitees, and contractors, or use beyond ordinary wear and tear by Tenant. The term “walls” as used in this Paragraph shall not include windows, glass or plate glass, doors or overhead doors, store fronts, dock bumpers, dock plates or levelers, or office entries. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph, after which Landlord shall have a reasonable opportunity to repair.

(b)               Landlord’s Obligations at Tenant’s Cost. Tenant shall pay as additional rent, in accordance with Paragraph 5 (as Operating Expenses), Tenant’s share of the expenses incurred by Landlord in keeping or causing to be kept, reasonable wear and tear excluded: (i) all utility lines serving the Building located in Common Areas that are not controlled by applicable utilities; and (ii) the Common Areas of the Project, exterior Building glass and doors, and non-structural roof components of the Project. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph, after which Landlord shall have a reasonable opportunity to repair (not to exceed thirty (30) days, unless such repairs cannot reasonably be repaired within such period).

(c)                Maintenance Contracts. Landlord reserves the right to maintain itself or enter into contracts (which, at Landlord’s option, may be payable to itself, an affiliate or third party) for the maintenance of all heating, ventilation and air-conditional equipment, Building Systems (defined below), or other equipment or fixture, which serves the Building or the Premises, including those located on the roof or exterior of the Premises. Landlord shall bill Tenant for Tenant’s Share of such expenses as provided in Paragraph 5. Tenant shall pay Landlord for such expenses within ten (10) business days upon written request of Landlord. Except as provided in this Paragraph, Landlord shall not be obligated to make repairs, replacements or improvements of any kind upon the Premises, or to any equipment, merchandise, stock in trade, facilities or fixtures therein, all of which shall be Tenant's responsibility.

11.                 Tenant’s Maintenance and Repairs.

(a)              Tenant’s Obligations. Tenant shall at all times keep the Premises (including all entrances and vestibules) and all partitions, windows and window frames and moldings, glass, doors, door openers, fixtures, equipment and appurtenances thereof (including lighting, electrical, and plumbing equipment and appurtenances and all interior heating, ventilation and air-conditioning equipment) and all parts of the Premises and all areas, improvements, and Building Systems (defined below) in and serving the Premises, not required in this Lease to be maintained by Landlord, in good order, condition and repair and in a clean, orderly, sanitary and safe condition, damage by unavoidable casualty excepted (including but not limited to doing such things as necessary to cause the Premises to comply with all applicable laws, rules, regulations and orders of governmental and public authorities and agencies) and all Legal Requirements. If replacement of equipment, fixtures and appurtenances thereto are necessary, Tenant shall replace the same with equipment, fixtures and appurtenances of the same quality, and shall repair all damages done in or by such replacement. Such repairs and replacements shall include, without limitation, dock and loading areas, truck doors, dock plates or levelers, dock bumpers, dock doors and dock door systems, warehouse floors, floors (including carpet, VCT or tile), plumbing and all plumbing fixtures, hot water heaters, telephone, water and sewer, electrical, cable (including fiber) and other utilities up to points of common connection, Building Systems (defined below), lighting and light fixtures, entries, doors, ceilings, windows, interior walls, and the interior side of Premises demising walls.

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(b)               Building Systems. For purposes of this Lease, the term “Building Systems” shall mean the electrical, heating, ventilation and air conditioning systems (including HVACs and EVAPs and all their components), sprinklers and fire suppression systems, life safety or security systems, and other mechanical and building systems serving the Premises. Such repairs and replacements include expenditures and repairs whose benefit may extend beyond the Lease Term. At Landlord’s discretion, Building Systems may be maintained at Tenant’s expense pursuant to maintenance contracts entered into by Landlord under this Lease.

(c)                Landlord’s Right to Perform. If Tenant fails to perform any repair or replacement for which it is responsible, Landlord may, after five (5) days’ notice to Tenant, perform such work and be reimbursed by Tenant within ten (10) days after demand therefor. Tenant shall bear the full reasonable, customary and necessary cost of any repair or replacement to any part of the Premises, the Building or the Project that results from damage caused by Tenant, its agents, employees, contractors, or invitees.

(d)               Notice to Tenant. Tenant and its agents, employees and contractors shall not (i) penetrate walls or roofs of the Premises or the Building, or (ii) install any devices, equipment or wiring on the exterior of the Premises or the Building (including the roof), including, but not limited to, satellite dishes, cable or other communication devises, for any reason whatsoever without the advance written consent of Landlord. Tenant acknowledges that accessing the roof of the Building could void Landlord’s roof warranties and Tenant shall be liable for any damages to Landlord.

12.                Alterations; Trade Fixtures; Liens.

(a)               Alterations. Tenant shall not make any addition, alteration or improvement, including painting, decorating or changing the architectural treatment of any part of the exterior of the Premises or Project, without Landlord’s prior written approval thereto, and will promptly remove any paint, decoration, alteration, addition or changes applied or installed without Landlord’s approval or take such other action with respect thereto as Landlord directs. Tenant shall not make structural alterations or changes to the Premises or the Building Systems. Tenant shall not make any alterations that result in the penetration of the roof, foundation or walls without Landlord’s advance written consent. Any such penetrations, even with Landlord’s consent, will be performed in a manner so as not to invalidate any roof or other warranty with respect to the Building or the Project. If Landlord grants consent to any requested alterations, the alterations shall be performed in a good, workmanlike and lien free manner in accordance with the all applicable Legal Requirements and any restrictions which may be imposed by Landlord as a condition to its consent. All alterations, changes, additions and leasehold improvements made by Tenant or made by Landlord on Tenant’s behalf and all fixtures installed by Tenant which are not Trade Fixtures are herein collectively referred to as “Tenant Additions,” and shall be property of Landlord. Such Tenant Additions shall not be removed by Tenant on, before or following expiration or termination of this Lease without Landlord’s consent except as may be required by this lease.

(b)               Trade Fixtures. Tenant, at its own cost and expense may erect such shelves, bins, machinery and trade fixtures (collectively the “Trade Fixtures”) in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, including floors or walls and may be removed without injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements and other provisions of this Lease. Subject to the terms of this Lease (including Paragraph 22 below), upon the expiration or termination of this Lease, Tenant shall remove its Trade Fixtures and shall repair any damage to the Premises or the Building caused by such removal unless requested otherwise in writing by Landlord.

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(c)                Liens. Tenant shall promptly pay all contractors and materialmen, and not permit or suffer any lien to attach to the Premises or the Project or any part thereof, and indemnify and save harmless Landlord against the same. Landlord shall have the right to require Tenant to furnish a bond or other indemnity satisfactory to Landlord prior to the commencement of any work by Tenant on the Premises. If any lien attaches or is claimed, Tenant, within ten (10) days following the imposing of any such lien, shall cause the same to be released of record by payment or posting of a bond as provided in the Texas Property Code. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord in the Premises or the Project or to charge the rentals payable hereunder for any claim in favor or any person dealing with Tenant, including, without limitation, those who may furnish materials or perform labor for any construction or repairs.

13.                Signs. Tenant shall not make any changes to the exterior of the Premises or the Building, install any exterior lights, signs, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord’s prior written consent. Tenant shall not penetrate the outside walls or roofs of the Premises or the Building without Landlord’s advanced written consent. Upon surrender or vacation of the Premises, Tenant shall remove all signs and repair, paint, and/or replace the Building fascia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord’s approval and conform in all respects to Landlord's requirements. Tenant shall be responsible for all costs of installing, maintaining, and removing its signs.

14.                 Parking and Use of Common Areas and the Project.

(a)                Common Area. For purposes of this Lease, “Common Areas” means all areas and facilities as provided by Landlord from time to time for the use or enjoyment of all tenants in the Project or the Building, including, if applicable, all roads and facilities on the Project furnished, made available or maintained by Landlord in or near the Project, including parking areas, truck loading areas, driveways, sidewalks, landscaped areas, retaining walls, fences and rock walls, lighting facilities, and other areas and improvements provided by Landlord for the general use in common of the tenants and their business invitees and customers in the Project. The Common Areas shall at all times be subject to the exclusive control and management of Landlord. Tenant acknowledges that it does not have an exclusive interest in the Common Areas. Landlord reserves the right to grant such easements and other rights in the Common Areas as Landlord may from time to time deem necessary, including without limitation, easements for mutual ingress and egress, truck turning and similar matters for the benefit of adjacent properties. Landlord may, at its sole option, modify the Common Areas or make such changes thereto as Landlord deems reasonably necessary. Landlord shall not be obligated to maintain or provide any security services or systems for the Project. Tenant agrees that Landlord shall not be liable for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in the Common Areas or in connection with any unauthorized entry into the Premises or other criminal or willful acts of third parties. Landlord shall have no obligation to provide any particular number of parking spaces or to provide designated parking spaces for the employees or customers of Tenant.

(b)                Use of Common Area. Tenant and Tenant's business invitees, employees and customers shall have the nonexclusive right, in common with Landlord and all others to whom Landlord has granted or may hereafter grant rights, to use the Common Areas, subject to such reasonable rules and regulations as Landlord may from time to time impose and the rights of Landlord set forth above, including those attached hereto as Exhibit “D.” Tenant shall not, nor shall it allow its business invitees, employees or customers to park vehicles, trucks, trailers or leave or store property of any kind in the truck loading and unloading areas, truck courts or truck lanes without Landlord’s advance written approval, which Landlord may revoke or modify at any time. The Common Areas shall include the parking lot areas in front of and/or next to doors (include overhead dock doors) to the Premises. Landlord may at any time close temporarily all or any part of the Common Areas to make repairs or changes, to prevent the acquisition of public rights therein or for any other reasonable purpose. Tenant shall not interfere with the other tenants' rights to use any part of the Common Areas. Landlord may allocate parking spaces among Tenant and other tenants of the Project if, in Landlord's opinion, such parking facilities are becoming crowded. Landlord shall not be obligated to enforce Tenant's parking rights against third parties.

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(c)                Expense of Operating and Maintaining the Common Areas. Tenant shall pay as additional rent, in accordance with Paragraph 5, Tenant's Share of the reasonable, necessary, and customary expenses incurred by Landlord in operating and maintaining the Common Areas, which shall be included as Operating Expenses.

15.               Damage and Destruction. If the Premises are hereafter damaged or destroyed or rendered partially untenantable for their accustomed use by fire or other casualty and such fire or other casualty, Landlord shall, unless this Lease is terminated as below, promptly repair the same to substantially the condition which they were in immediately prior to the happenings of such casualty (excluding stock in trade, fixtures, furniture, furnishings, carpeting, floor covering, wall covering, drapes and equipment), and from the date of such casualty until the Premises are so repaired and restored, the monthly Rent hereunder shall abate in such proportion as the part of said Premises thus destroyed or rendered untenantable bears to the total Premises; provided, however, Landlord shall not be obligated to expend for such repair or restoration an amount in excess of the insurance proceeds received by Landlord as a result of such damage. Landlord’s obligation to rebuild is contingent upon its receipt of insurance proceeds sufficient to make such repairs. In the event any mortgagee or lender requires such sums to be applied to any debt, Landlord will not be deemed to have received the proceeds. Notwithstanding the above, if the Premises or any material portion of the Project is wholly or partially damaged, destroyed or rendered untenantable for their accustomed use by fire or other casualty then Landlord shall have the right to terminate this Lease effective as of the date of such casualty by giving to Tenant, within ninety (90) days after the happening of such casualty, written notice of such termination. In the event that Landlord is unable or unwilling to rebuild the Premises in their entirety to the condition existing prior to the casualty, whether as a result of failure to obtain insurance proceeds, failure to obtain sufficient insurance proceeds or for any other reason, within ninety (90) days after the casualty, then, unless the casualty was caused by Tenant, Tenant shall have the right to terminate this Lease effective as of the date of such casualty by giving to Landlord written notice of such termination unless the casualty was caused by Tenant in which case Tenant will have no right to terminate this Lease. If any notice of termination is given by either party, this Lease shall terminate and provided Tenant is not in default hereunder, Landlord shall promptly repay to Tenant any rent theretofore paid in advance which was not earned at the date of such casualty. If said notice is not given and Landlord is required or elects to repair or restore the Premises as herein provided and this Lease is not terminated by Tenant, then Tenant shall repair or replace its stock in trade fixtures, furnishings, furniture, carpeting, wall covering, floor covering, drapes and equipment to the same condition as they were in immediately prior to the casualty.

16.                Condemnation.

(a)                Eminent Domain. If any portion of the Premises or the Project shall be acquired, condemned or damaged as a result of the exercise of any power of eminent domain, condemnation or sale under threat thereof or in lieu thereof, then Landlord at its election may terminate this Lease by giving notice to the Tenant of its election, within one hundred eighty (180) days of the date the condemning authority shall have the right to possession of the Premises or portion of the Project condemned. Moreover, if any portion of the Project is taken and in Landlord’s judgment such taking would materially interfere with or impair its ownership or operation of the Project, Landlord may terminate this Lease. If this Lease shall not be terminated as aforesaid, then it shall continue in full force and effect, and Landlord shall within a reasonable time after possession is physically taken by the condemning authority (subject to delays due to shortage of labor, materials or equipment, labor difficulties, breakdown of equipment, governmental restrictions, fires, other casualties or other causes beyond the reasonable control of Landlord) restore the remaining portion of the Premises to the extent reasonably possible, to render it reasonably suitable for the use permitted by Paragraph 2; provided, however, Landlord shall not be obligated to expend an amount greater than the proceeds received from the condemning authority less all expenses incurred in connection therewith (including attorneys’ fees) for the restoration. Base Rent as provided in this Lease, shall be reduced in the proportion that the area of the Premises so taken bears to the total Premises. No taking of the Common Areas shall entitle Tenant to an abatement.

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(b)                Damages. Landlord reserves and Tenant assigns to Landlord all rights to damages on account of any taking or condemnation or sale under threat or in lieu thereof or any act of any public or quasi-public authority for which damages are payable. Tenant shall execute such instruments of assignment as Landlord requires, join with Landlord in any action for the recovery of damages if requested by Landlord, and turn over to Landlord any damages recovered in any proceeding. If Tenant fails to execute instruments required by Landlord, or undertakes such other steps as requested, Landlord shall be deemed the duly authorized irrevocable agent and attorney-in-fact of Tenant to execute such instruments and undertake such steps on behalf of Tenant. Landlord shall not reserve any Tenant damages that are part of the Premises, the Building or the Project.

17.                Assignment and Subletting. Tenant shall not assign this Lease or any interest therein, whether voluntarily, by operation of law, or otherwise, and shall not sublet the Premises or any part thereof except by written permission and consent of Landlord being first had and obtained. Consent of Landlord to any such assignment or subletting shall not be unreasonably withheld if: (a) at the time of such assignment or subletting Tenant is not in default in the performance and observance of any of the covenants and conditions of this Lease; (b) the assignee or subtenant of Tenant shall expressly assume in writing all of Tenant's obligations hereunder; (c) Tenant shall provide proof to Landlord that the assignee or subtenant has a financial condition which is satisfactory to Landlord and Landlord's lender; (d) the Premises continue to be used solely for the purpose set forth in this Lease; and (e) Landlord is furnished with and approves the form of the proposed sublease. In connection with any such assignment or sublease, Tenant or the assignee or subtenant of Tenant shall pay to Landlord any legal and administrative costs incurred by Landlord in approving such assignment or subletting, not to exceed $2,000.00. Any such assignment or sublease, even with the approval of Landlord, shall not relieve Tenant from liability for payment of all forms of rental and other charges herein provided or from the obligations to keep and be bound by the terms, conditions and covenants of this Lease. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease, or a consent to the assignment or subletting of the Premises. Consent to any assignment or subletting shall not be deemed a consent to any future assignment or subletting. Any merger, consolidation or single transaction transfer of corporate shares of Tenant, if Tenant is a corporation, so as to result in a change of control of the Tenant representing 75% of the outstanding equity at the time of the event, shall constitute an assignment and be subject to the conditions of this Section. If Tenant is a general partnership having one or more corporations as partners or if Tenant is a limited partnership having one or more corporations as general partners, the provisions of the preceding sentence shall apply to each of such corporations as if such corporation alone had been the Tenant hereunder. If Tenant is a partnership, the withdrawal of a general partner shall be an assignment subject to the provisions hereof. Moreover, in the event that the rental due and payable by a sublessee or assignee, or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto exceeds the rental payable under this Lease, or if with respect to an assignment, sublease, license or other transfer by Tenant permitted by Landlord, the consideration payable to Tenant by the assignee, subtenant, licensee or other transferee exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord, in addition to all rental required hereunder, such excess rental and other excess consideration within ten (10) days following receipt thereof by Tenant from such sublessee, assignee, licensee or other transferee, as the case may be. Finally, in the event of any assignment or subletting it is understood and agreed that all rentals paid to Tenant by an assignee or sublessee shall be received by Tenant in trust for Landlord, to be forwarded immediately to Landlord without reduction of any kind, and upon election by Landlord such rentals shall be paid directly to Landlord. Without limitation of Landlord’s approval rights as provided above, Tenant shall provide a copy of any executed sublease to Landlord within ten (10) days of the execution thereof.

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18.                 INDEMNIFICATION. TENANT SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS LANDLORD, AND LANDLORD’S AGENTS, MANAGERS, OFFICERS, DIRECTORS, EMPLOYEES AND CONTRACTORS, FROM AND AGAINST ANY AND ALL LOSSES, LIABILITIES, LIENS, CLAIMS, DEMANDS, FINES, PENALTIES, SUITS, PROCEEDINGS, ACTIONS, CAUSES OF ACTIONS, DAMAGES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES) OF EVERY KIND AND NATURE, WHETHER RESULTING FROM CLAIMS BY THIRD PARTIES FOR INJURIES TO ANY PERSON AND DAMAGE TO OR THEFT OR MISAPPROPRIATION OR LOSS OF PROPERTY ARISING FROM OR GROWING OUT OF THE USE, OCCUPANCY, MANAGEMENT OR CONTROL OF THE PREMISES OR FROM ANY ACTIVITY, WORK, OR THING DONE, PERMITTED OR SUFFERED BY TENANT, ITS SUBTENANTS, ASSIGNEES, INVITEES, EMPLOYEES, CONTRACTORS AND AGENTS, IN OR ABOUT THE PREMISES, COMMON AREAS OR THE PROJECT, TENANT’S FAILURE TO FULLY COMPLY WITH APPLICABLE LAWS OR LEGAL REQUIREMENTS, OR DUE TO ANY OTHER ACT OR OMISSION OF TENANT, ITS SUBTENANTS, ASSIGNEES, INVITEES, EMPLOYEES, CONTRACTORS AND AGENTS, INCLUDING, WITHOUT LIMITATION: (I) LIABILITY FOR DAMAGE RESULTING FROM THE PERSONAL INJURY OR DEATH OF AN EMPLOYEE OF TENANT, REGARDLESS OF WHETHER THE TENANT HAS PAID SUCH EMPLOYEE UNDER THE WORKMAN’S COMPENSATION LAW OF ANY STATE OR OTHER SIMILAR FEDERAL OR STATE PROGRAM FOR THE PROTECTION OF EMPLOYEES, (II) DAMAGE TO ANY REAL OR PERSONAL PROPERTY OF TENANT, LANDLORD OR ANY THIRD PARTIES, AND (III) DAMAGES TO THE PREMISES, COMMON AREAS AND THE PROJECT (INCLUDING DIMINUTION IN VALUE) CAUSED BY BREACH OF TENANT’S OBLIGATIONS UNDER PARAGRAPH 28 (ENVIRONMENTAL). IN THE EVENT TENANT FAILS TO UNDERTAKE ITS INDEMNITY OBLIGATIONS HEREUNDER, TENANT AUTHORIZES LANDLORD (ALTHOUGH EXPRESSLY RECOGNIZING THAT LANDLORD IS UNDER NO OBLIGATION TO DO SO) TO DEFEND, SETTLE OR COMPROMISE ANY CLAIMS, DEMANDS, SUITS, PROCEEDINGS OR THE LIKE WHICH MAY REPRESENT AN INDEMNIFIABLE OBLIGATION OF TENANT HEREUNDER. SUCH ACTION OR INACTION BY LANDLORD SHALL IN NO WAY AFFECT TENANT'S INDEMNITY OBLIGATIONS AS PROVIDED HEREIN. TENANT'S INDEMNITY OBLIGATIONS UNDER THIS PARAGRAPH AND ELSEWHERE IN THIS LEASE SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE. THE FURNISHING OF INSURANCE REQUIRED UNDER THIS LEASE SHALL NOT BE DEEMED TO LIMIT TENANT’S OBLIGATIONS UNDER THIS PARAGRAPH.

19.                Inspection and Access. Landlord and its agents, representatives, and contractors shall have the right to enter the Premises from time to time during regular business hours after advance written notice to Tenant to examine, to show them to prospective purchasers and other persons, and to make such repairs, alterations, improvements or additions as Landlord deems desirable. Rent shall not abate during any such entry by Landlord, including without limitation, during the period of any such repairs, alterations, improvements, or addition. During the last six (6) months of the Lease Term, Landlord may exhibit the Premises to prospective tenants and maintain upon the Premises notices deemed advisable by Landlord. In addition, during any apparent emergency, Landlord, its agents and employees, may enter the Premises forcibly without liability therefor and without in any manner affecting Tenant's obligations under this Lease. Nothing herein contained, however, shall be deemed to impose upon Landlord any obligation, responsibility or liability whatsoever, for any care, maintenance or repair except as otherwise herein expressly provided.

20.                Subordination and Attornment. Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust, or other lien presently existing on the Project or the land or subsequently created on the Project, and to any renewals and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust, or other lien to this Lease. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust, or other lien hereafter placed on the Project or the land, and Tenant agrees on demand to execute such further instruments subordinating this Lease as Landlord may request, provided such subordination shall be on the express condition that this Lease shall be recognized by the mortgagee, and that the rights of Tenant shall remain in full force and effect during the Lease Term so long as Tenant shall continue to perform all of the covenants and conditions of this Lease. No such mortgagee shall be required to assume any liabilities for defaults occurring prior to its ownership of the Project. Tenant covenants and agrees that upon foreclosure of any deed of trust, mortgage or other instrument of security and the sale of the Project or the land pursuant to any such document, to attorn to any purchaser at such a sale and to recognize such purchaser as the Landlord under this Lease. The agreement of Tenant to attorn to any purchaser pursuant to such a foreclosure sale or trustee's sale in the immediately preceding sentence shall survive any such sale.

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21.                Surrender; Successors.

(a)                Surrender. Upon the expiration or earlier termination of this Lease, whether by forfeiture, lapse of time, or otherwise, or upon the termination of Tenant's right to possession of the Premises, Tenant will surrender and deliver up the Premises to Landlord in good clean order and repair and in the condition when delivered to Tenant under this Lease, reasonable ordinary wear and tear and loss by fire or other casualty excepted. Tenant shall make good and repair all damages to the Premises as shall be caused by Tenant. At such time, Tenant shall deliver all keys to the Premises, including all internal keys. All Tenant Additions will, following the expiration or termination of this Lease, remain in the Premises as Landlord’s property unless Landlord directs Tenant to remove all or any portion of same whereupon Tenant agrees that it shall, at its expense, remove such Tenant Additions (or portion thereof directed by Landlord) and repair and damage caused by the removal at its expense. Provided Tenant is not in default, it will remove its Trade Fixtures, inventory, and other personal property upon the Lease Term. If Tenant is in default, it shall remove its Trade Fixtures only if specifically directed to do so in writing by Landlord. Tenant shall repair any damage to the Premises caused by the installation or removal of such Tenant Additions, Trade Fixtures, or other improvements or equipment, along with damage to the Premises caused by Tenant’s use of the Premises. Further, Tenant will repair any penetrations it has made to the walls, slab, roof or structure in a manner and to comply with the specifications imposed by Landlord along with any damage caused by such installation or removal by Tenant. Anchor bolts installed in the foundation will be cored out and filled with epoxy to the standards required by Landlord. Foundation and flooring damage caused by any use by Tenant will be repaired or replaced by Tenant. In no event will any Building Systems, fire sprinklers, fire suppression equipment, EVAP or HVAC system units, equipment or components, floor tiles, carpeting, ceiling tiles, plumbing fixtures, or similar building system items or any equipment or fixtures attached to the realty be considered "Trade Fixtures" or be removed unless directed by Landlord in writing to do so. Tenant agrees that following an Event of Default, Landlord may, at its option, allow any party claiming to be a lessor of Tenant to remove equipment, Trade Fixtures, and similar items leased from such lessor. Landlord shall have no liability to Tenant therefor. Landlord may condition its consent upon such lessor agreeing to repair any damage to the Premises caused by such removal and providing adequate financial assurances of its ability to pay for any such damages; provided, however, no such agreement, or Landlord’s failure to obtain such an agreement, shall relieve Tenant of its obligations hereunder including without limitation, Tenant’s obligation to repair said damage. Tenant shall also properly remove all Hazardous Materials from the Premises and placed on the Project by Tenant. Any Trade Fixtures or Tenant Additions not removed by Tenant as required herein shall be deemed abandoned and may be stored, removed and disposed of by Landlord at Tenant's expense, and TENANT WAIVES ALL CLAIMS AGAINST LANDLORD FOR ANY DAMAGES RESULTING FROM LANDLORD'S RETENTION OR DISPOSAL OF SAME. Tenant shall be entitled to no payment or offset for the value of any such property (even if sold by Landlord) and shall pay on demand all costs incurred by Landlord in connection with such removal or disposal. No retention, disposal or sale of such items shall limit remedies otherwise available to Landlord hereunder for a breach by Tenant. Moreover, any period following the termination or expiration of this Lease during which there is Hazardous Material, Tenant Alterations or Trade Fixtures which are not removed as herein required or when other repairs or conditions to surrender are not completed, shall be considered a holdover by Tenant and, in addition to all other remedies available to Landlord hereunder, shall obligate Tenant to the increased rental payments pursuant to Paragraph 22 below. All obligations of Tenant hereunder not full performed as of the termination or expiration of this Lease shall survive such termination or expiration.

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(b)                Abandoned Property. If at any time during the term of this lease, Tenant abandons the Premises or any part thereof, Landlord may, at its option, enter the Premises by any means without being liable for any prosecution therefore, and without becoming liable to Tenant for damages or for any payment of any kind whatever, and may, at his discretion, as agent for Tenant, re-let the Premises, or any part thereof, for the whole or any part of the then unexpired term, and may receive and collect all rent payable by virtue of such re-letting, and, at Landlord’s option, hold Tenant liable for any difference between the rent that would have been payable under this lease during the balance of the unexpired term, if this Lease had continued in force, and the net rent for such period realized by Landlord by means of such re-letting. If Landlord’s right of re-entry is exercised following abandonment of the Premises by Tenant, then Landlord may consider any personal property, inventory or equipment belonging to Tenant and left on the Premises to also have been abandoned, in which case Landlord may dispose of all such personal property, inventory or equipment, in any manner Landlord shall deem proper and is hereby relieved of all liability for doing so. “Abandonment” is defined as any absence of Tenant from the Premises for fifteen (15) consecutive days while all or any of the rent or other amounts payable and due is unpaid. Abandonment also includes a failure on the part of the Tenant to respond to telephone calls, emails or text messages regarding the leased premises, while money is owed, for a period of 5 days. Landlord is not obligated to provide notice to Tenant of the Landlord’s intent to retain, destroy, deem the inventory, equipment, or remaining property to be junk, or dispose of any property left on the premises. Any notice of default, lock-out or termination of the lease shall be considered notice to Tenant of Landlord’s intent to retain, destroy, deem the inventory or personal property or equipment, to be junk, or dispose of any property left on the Premises. Landlord, may, but is not required to, store any of Tenant’s property away from the Premises, and charge reasonable storage fees for the property which is equal to a minimum of 50% of the rent owed under the lease or the actual storage costs incurred by Landlord, whichever is greater. Landlord may also charge as additional costs, any costs incurred by Landlord for moving the property left on site or disposing of any items or property determined to be junk, and will not be responsible for any damage or loss of property that occurs as a result of any move or disposal. Landlord, may, but is not required to, keep said stored property for a period of 30 days, in which case, Tenant will be obligated to pay all sums due under the lease as well as the storage fee, moving costs or disposal costs, prior to obtaining access to the property. This provision also applies to any items left on the premises at the end of the Term of the Lease. Landlord may retain, destroy, deem the inventory or remaining property to be junk, or dispose of any property left on the Premises in any manner, at the sole discretion of Landlord, at the end of the Term, including termination as result of Tenant’s actions. Landlord shall have no responsibility for any items left on the Premises after Abandonment, termination of the Lease, or the end of the Term of the Lease.

(c)                Successors. All rights and liabilities herein given or imposed upon the respective parties hereto shall bind and inure to the several respective heirs, successors, administrators, executors and assigns of the parties and if Tenant is more than one person, they shall be bound jointly and severally by this Lease. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment is approved by Landlord as required herein.

22.                 Holding Over. If Tenant holds over or occupies the Premises beyond the Lease Term (it being agreed there shall be no such holding over or occupancy without Landlord's written consent), Tenant shall pay Landlord for each day of such holding over a sum equal to the following percentage of the monthly rent applicable hereunder at the expiration of the Lease Term (including Operating Expenses), prorated for the number of days of such holding over: (a) one hundred twenty-five percent (125%) for the first thirty (30) days of the hold over period; (b) one hundred fifty percent (150%) for the second thirty (30) days of the hold over period; (c) one hundred seventy- five percent (175%) for the third thirty (30) days of the hold over period; and (d) two hundred percent (200%) thereafter. In such event, Tenant shall occupy the Premises as a tenant at sufferance, and all of the terms and provisions of this Lease shall be applicable, with the exception of the rent applicable during such holding over period, which shall be increased as aforesaid. Tenant agrees that Landlord may institute a forcible detainer or similar action against Tenant or any other party in possession of the Premises without serving any demand for possession, demand to vacate, notice of termination or similar demand or notice upon Tenant or such party in possession. Tenant will also be liable to Landlord for and indemnify Landlord against: (i) any payment or rent concession which Landlord may be required to make to any tenant obtained by Landlord for all or any part of the Premises (a “New Tenant”) by reason of the late delivery of space to the New Tenant as a result of Tenant’s holding over or failure to surrender the Premises in the manner required by this Lease or in order to induce such New Tenant not to terminate its lease by reason of the holding over by Tenant or failure to surrender the Premises in the manner required by this Lease; and (ii) any claim for damages by any New Tenant. No holding over by Tenant after the Lease Term shall operate to extend the Lease Term. Notwithstanding the foregoing, the acceptance of any use and occupancy charges paid by Tenant pursuant to this Paragraph shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding.

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23.                 Events of Default by Tenant. Each of the following events shall be an event of default (an “Event of Default”) by Tenant under and a breach of this Lease provided however that Tenant shall have in each case a thirty (30) day cure period, other than in the case of (a) and (b) Tenant shall have a ten (10) day cure period: (a) any failure of Tenant to pay any rent (including Base Rent) or other amount when due under this Lease; (b) any failure of Tenant to obtain and maintain the insurance required by this Lease that is to be maintained by Tenant; (c) any failure by Tenant to perform or observe any of the other terms, provisions, conditions and covenants of this Lease for more than thirty (30) days after written notice of such failure; (d) Tenant shall become bankrupt or insolvent, or file or have filed against it a petition in bankruptcy or for reorganization or arrangement or for the appointment of a receiver or trustee of all or a portion of Tenant's property, or Tenant makes an assignment for the benefit of creditors; (e) if Tenant abandons or vacates the Premises; (f) this Lease, Tenant's interest herein or in the Premises, any improvements thereon, or any property of Tenant is executed upon or attached; (g) the Premises come into the hands of any person other than expressly permitted under this Lease; or (h) Tenant provides and has provided Landlord with any report or statement which is materially false, including credit information.

24.                  Landlord’s Remedies. Upon the occurrence of any event of default specified in this Lease (including but not limited to those described in Paragraph 23 of this Lease), Landlord, after providing the applicable cure period, and upon providing written notice of default which shall start the cure period and in addition to all other rights or remedies Landlord may have for such default, shall have the right to pursue any one or more of the following remedies:

(a)                 Terminate Lease. Terminate this Lease in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said Premises or any part thereof, by force if necessary, without notice or the need to resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby; and Landlord may recover from Tenant the amount of all loss and damage which Landlord may suffer by reason of such termination, including, without limitation, all costs of retaking the Premises and the total rent (including the Rent), Operating Expenses and charges reserved in this Lease for the remainder of the Lease Term (i.e., the duration of this Lease had it not been terminated) all of which shall be immediately due and payable by Tenant to Landlord; and/or

(b)                Not Terminate Lease. Without terminating this Lease, enter upon and take possession of the Premises, and expel or remove Tenant and any other person who may be occupying said Premises, or any part thereof, by force if necessary, without notice or the need to resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby. In the event the Lease is terminated by Landlord as provided in section 24 (a) above, Landlord may make such alterations and repairs as it deems advisable to relet the Premises, and relet the Premises or any part thereof for such term or terms (which may extend beyond the Lease Term) and at such rentals and upon such other terms and conditions as Landlord in its sole discretion deems advisable. Upon each such reletting all rentals received by Landlord therefrom shall be applied: first, to any indebtedness other than rent due hereunder from Tenant to Landlord; second, to pay any costs and expenses of reletting, including brokers' and attorneys' fees and costs of alterations and repairs; third, to rent due hereunder; and fourth, the residue, if any, shall be held by Landlord and applied in payment of future rent as it becomes due hereunder. No such reletting shall relieve Tenant or any guarantors from their obligations hereunder. If rentals received from such reletting during any month are less than that to be paid during that month by Tenant hereunder, Tenant shall immediately pay any such deficiency to Landlord. In no event shall Tenant be entitled to any excess rent obtained by reletting the Premises over and above the rent reserved herein.

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(c)                No Election. No re-entry or taking possession of the Premises by Landlord shall be construed as an election to terminate this Lease unless a written notice of such termination is given by Landlord to Tenant. Notwithstanding any such reletting or re-entry or taking possession, without termination, Landlord may at any time thereafter terminate this Lease for any prior breach or default. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by at law or in equity, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord. Following termination of this Lease, re-entry or repossession of the Premises Landlord shall use reasonable efforts to relet the Premises, at a minimum, Landlord shall list the Premises for lease with a licensed real estate broker of Landlord’s choosing (which may be an affiliate of Landlord) for a period of three (3) months. If no party acceptable to Landlord executes a lease with Landlord on terms reasonably acceptable to Landlord within this three (3) month period, Tenant agrees that Landlord shall conclusively have satisfied any such duty to release or mitigate. In no event will Landlord have any duty to lease the Premises before Landlord leases other vacant space which it has in the Project or other buildings owned by Landlord nor shall Landlord have any duty to lease to and Landlord will not be considered to be acting unreasonably in refusing to lease to any party if: (i) the prospective lessee has a financial condition which is unacceptable to Landlord or Landlord’s lenders; (ii) the prospective lessee requires any alterations which are unacceptable to Landlord or Landlord’s lenders; (iii) the prospective lessee requires tenant improvements to be paid by Landlord; or (iv) the prospective lessee requires terms different from this Lease or which are otherwise unacceptable to Landlord or Landlord’s lender.

(d)                Lock Out. Upon the occurrence of an Event of Default under this Lease, Landlord shall be entitled to change or modify the locks at the Premises. Tenant agrees that entry may be gained for that purpose through use of a duplicate or master key or any other means, that same may be conducted out of the presence of Tenant if Landlord so elects, that no notice shall be required to be posted by Landlord on any door to the Premises (or elsewhere) disclosing the reason for such action or any other information, and that Landlord shall not be obligated to provide a key to the changed lock to Tenant unless Tenant shall have first: (i) brought current all payments due to Landlord under this Lease; provided, however, that if Landlord has theretofore formally and permanently repossessed the Premises, or has terminated this Lease, then Landlord shall be under no obligation to provide a key to the new lock(s) to Tenant regardless of Tenant’s payment of past-due rent or other past-due amounts, damages, or any other payment or amounts of any nature or kind whatsoever; (ii) fully cured and remedied to Landlord’s satisfaction all other defaults of Tenant under this Lease (but if such defaults are not subject to cure, such as early abandonment or vacation of the Premises, then Landlord shall not be obligated to provide the new key to Tenant under any circumstances); and (iii) given Landlord security and assurances satisfactory to Landlord that Tenant intends to and is able to meet and comply with its future obligations under this Lease, both monetary and nonmonetary. The provisions of this Paragraph are intended to override and supersede any conflicting provisions of the Texas Property Code (including, without limitation, Chapter 93 thereof, and any amendments or successor statutes thereto), and of any other law, to the maximum extent permitted by applicable law.

(e)                Landlord’s Performance for Tenant. If Tenant shall continue in default in the performance of any of the covenants or agreements herein contained after the time limit for the curing thereof, then Landlord may perform the same for the account of Tenant. Any amount paid or expense or liability (together with interest thereon at the Maximum Rate from the date upon which any such expense shall have been incurred) incurred by Landlord in the performance of any such matter for the account of Tenant shall be deemed to be additional rent and the same (together with interest thereon at the Maximum Rate from the date upon which any such expense shall have been incurred) may, at the option of Landlord, be added to any rent then due or thereafter falling due hereunder or shall be payable by Tenant to Landlord on demand.

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(f)                Application of Payments Received From Tenant. Landlord shall have the right to apply any payments made by Tenant to the satisfaction of any debt or obligation of Tenant to Landlord according to Landlord's sole discretion and regardless of the instructions of Tenant as to application of any such sum, whether such instructions be endorsed upon Tenant's check or otherwise, unless otherwise agreed upon by both parties in writing. The acceptance by Landlord of a check or checks drawn by a party other than Tenant shall not affect Tenant's liability hereunder nor shall it be deemed an approval of any assignment or sublease of this Lease by Tenant.

(g)                Waiver of Rights of Redemption. To the extent permitted by law, Tenant waives any and all rights of redemption granted by or under any present or future laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises due to Tenant's default hereunder or otherwise.

(h)                No Waiver. No delay or omission in the exercise of any right or remedy of Landlord on any default by Tenant shall impair such a right or remedy or be construed as a waiver. The receipt and acceptance by Landlord of delinquent rent shall not constitute a waiver of any other default; it shall constitute only a waiver of timely payment for the particular rent payment involved. No act or conduct of Landlord, including, without limitation, the acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Lease Term. Only a notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of this Lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant. Any waiver by Landlord or any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Lease.

25.                Default by Landlord. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of thirty (30) days, then after such period of time as is reasonably necessary). All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the owner, for the time being of the Project, and in the event of the transfer by such owner of its interest in the Project, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner’s ownership. Any liability of Landlord under this Lease shall be limited solely to its interest in the Project, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

26.                Waiver of Jury Trial. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO. LANDLORD AND TENANT ACKNOWLEDGE THE DELAY, EXPENSE AND UNCERTAINTY RELATING TO A JURY TRIAL INVOLVING A COMPLEX COMMERCIAL LEASE AS A BASIS FOR THIS PARAGRAPH.

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27.                 Estoppel Certificates. Tenant and Landlord shall at any time, upon the request of the other party, execute, acknowledge and deliver a statement in writing certifying that this Lease is unmodified and in full force and effect (or if modified stating the nature of such modification and certifying that this Lease as modified is in full force and effect), the dates to which the rent and other charges are paid in advance, if any, and acknowledging that there are not, to the party’s knowledge, any uncured defaults on the part of the other party, or specifying such defaults if any are claimed. The parties hereto agree that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Project or the land or any assignee or sublessee of Tenant. A party’s failure to deliver such statement within ten (10) days after request for the same, shall be conclusive that: (a) this Lease is in full force and effect; (b) this Lease has not been modified or amended other than expressly stated; (c) there are no uncured defaults in Landlord’s performance; and (d) not more than one (1) month's rent or other charge has been paid in advance.

28.                 Environmental Requirements.

(a)                No Hazardous Materials. Tenant shall not cause, permit or allow any Hazardous Material (other than standard cleaning materials) to be brought upon, stored, used, processed, generated, disposed of on or released or discharged in or about the Premises or the Project by Tenant, its agents, employees, contractors or invitees without the prior written consent of Landlord, which Landlord shall not unreasonably withhold provided Tenant demonstrates to Landlord's satisfaction that such Hazardous Material is necessary or useful to Tenant's business and will be used, kept and stored in a manner that complies with all laws regulating any such Hazardous Material so brought upon or used or kept in or about the Premises or the Project, including any and all Environmental Laws (defined below). Tenant agrees that its operations or activities conducted at the Premises or the Project shall not violate any local, state or federal law, rule or regulation or duty under applicable common law pertaining to human health, safety, protection of the environment, natural resources, conservation, waste management or pollution, including any and all Environmental Laws.

(b)                Hazardous Material. As used herein, the term "Hazardous Material" means any pollutant or contaminant (including, without limitation, asbestos or asbestos-containing materials, lead based paint, polychlorinated biphenyls, petroleum or petroleum products or byproducts, flammable explosives, radioactive materials or infectious substances), toxic substance, regulated substance, hazardous waste, hazardous material, hazardous substance, oil, hydrocarbon, asbestos or similar item as defined in or pursuant to the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, the Federal Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Federal Water Pollution Control Act, as amended, the Texas Water Code, as amended, the Texas Solid Waste Disposal Act, as amended, the Emergency Planning and Community Right to Know Act, the Endangered Species Act, the Toxic Substances Control Act , the Occupational Safety and Health Act, the Hazardous Materials Transportation Act or any other federal, state or local environmental or health and safety related, constitutional provisions, law, regulation, ordinance, rule, or bylaw, whether existing as of the date hereof, previously enforced or subsequently enacted (collectively the "Environmental Laws").

(c)                Notice of Certain Events and Curative Actions. Tenant shall immediately advise Landlord in writing of (i) any governmental or regulatory actions instituted or threatened under any Environmental Law affecting the Tenant or the Premises; (ii) all claims made or threatened by any third party against Tenant or the Premises or the Project relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials; (iii) the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Premises that could cause the Premises or the Project to be classified in a manner which may support a claim under any Environmental Law; and (iv) the discovery of any occurrence or condition on the Premises or the Project or any real property adjoining or in the vicinity of the Premises or the Project which could subject Tenant, the Premises or the Project to any restrictions in ownership, occupancy, transferability or use of the Premises under any Environmental Law. Landlord may elect to join and participate in any settlements, remedial actions, legal proceedings or other actions initiated in connection with any claims under any Environmental Law and to have its reasonable attorneys’ fees paid by Tenant. At its sole cost and expense, Tenant agrees when applicable or upon request of Landlord to promptly and completely cure and remedy every violation of an Environmental Law caused by Tenant, its agents, employees, contractors or invitees.

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(d)                Environmental Review. In the event reasonable evidence exists of the occurrence or existence of the violation of any Environmental Law or the presence of any Hazardous Material on the Premises or the Project, caused by Tenant, its agents, employees, contractors, or invitees, Landlord (by its officers, employees and agents) at any time and from time to time may contract for the services of persons (the "Site Reviewers") to perform environmental site assessments ("Site Assessments") on the Premises, the Project or neighboring properties for the purpose of determining whether there exists on the Premises, the Project or neighboring properties any environmental condition which could reasonably be expected to result in any liability, cost or expense to Landlord. The Site Reviewers are hereby authorized to enter upon the Premises for purposes of conducting Site Assessments. The Site Reviewers are further authorized to perform both above and below the ground testing for environmental damage or the presence of Hazardous Materials and such other tests on the Premises, Project or neighboring properties as may be necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers. Tenant agrees to supply to the Site Reviewers such historical and operational information regarding the Premises as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments and will make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. The results of Site Assessments shall be furnished to Tenant upon request. The cost of performing such Site Assessments shall be paid by Tenant.

(e)               ENVIRONMENTAL INDEMNITY. IN ADDITION TO, AND WITHOUT LIMITATION ON THE GENERAL INDEMNITY OBLIGATIONS OF TENANT UNDER THIS LEASE, TENANT SPECIFICALLY AGREES THAT IT SHALL INDEMNIFY, DEFEND AND HOLD LANDLORD HARMLESS FROM ANY AND ALL CLAIMS, JUDGMENTS, DAMAGES, PENALTIES, FINES, COSTS, LIABILITIES OR LOSSES (INCLUDING, WITHOUT LIMITATION, DIMINUTION IN VALUE OF THE PREMISES OR THE PROJECT, DAMAGES FOR THE LOSS OR RESTRICTION ON USE OF RENTABLE OR USABLE SPACE OR OF ANY AMENITY OF THE PREMISES OR THE PROJECT, AND SUMS PAID IN SETTLEMENT OF CLAIMS, ATTORNEYS' FEES, CONSULTANT FEES AND EXPERT FEES) WHICH ARISE DURING OR AFTER THE TERM AS A RESULT OF ANY BREACH BY TENANT OF ITS OBLIGATIONS UNDER THIS PARAGRAPH OR ANY CONTAMINATION OF THE PREMISES OR THE PROJECT RESULTING FROM THE PRESENCE OF HAZARDOUS MATERIALS ON OR ABOUT THE PREMISES CAUSED OR PERMITTED BY TENANT. THIS INDEMNIFICATION OF LANDLORD BY TENANT INCLUDES, WITHOUT LIMITATION, COSTS INCURRED IN CONNECTION WITH ANY INVESTIGATION OF SITE CONDITIONS OR ANY CLEAN UP, REMEDIAL, REMOVAL OR RESTORATION WORK REQUIRED BY ANY FEDERAL, STATE OR LOCAL GOVERNMENTAL AGENCY OR POLITICAL SUBDIVISION BECAUSE OF HAZARDOUS MATERIALS PRESENT IN THE SOIL OR GROUND WATER ON OR UNDER THE PREMISES OR THE PROJECT. WITHOUT LIMITING THE FOREGOING, IF THE PRESENCE OF ANY HAZARDOUS MATERIAL ON THE PREMISES OR THE PROJECT CAUSED OR PERMITTED BY TENANT RESULTS IN ANY CONTAMINATION OF THE PREMISES OR THE PROJECT, TENANT SHALL PROMPTLY TAKE ALL ACTIONS AT ITS SOLE COST AND EXPENSE AS ARE NECESSARY TO RETURN THE PREMISES OR THE PROJECT TO THE CONDITION EXISTING PRIOR TO THE INTRODUCTION OF ANY SUCH HAZARDOUS MATERIAL TO THE PREMISES, PROVIDED THAT LANDLORD'S APPROVAL OF SUCH ACTIONS SHALL FIRST BE OBTAINED. TENANT FURTHER AGREES TO DEFEND LANDLORD, ITS AGENTS, EMPLOYEES, AND ASSIGNS IN ANY ADMINISTRATIVE OR JUDICIAL PROCEEDING COMMENCED BY PRIVATE INDIVIDUALS OR GOVERNMENTAL ENTITIES SEEKING RECOVERY OF DAMAGES FOR PERSONAL INJURY OR PROPERTY DAMAGE, OR RECOVERY OF CIVIL PENALTIES OR FINES ARISING OUT OF, CONNECTED WITH, OR RELATING TO ANY BREACH BY TENANT OF ITS OBLIGATIONS UNDER THIS PARAGRAPH OR ANY CONTAMINATION OF THE PREMISES OR THE PROJECT RESULTING FROM THE PRESENCE OF HAZARDOUS MATERIALS ON OR ABOUT THE PREMISES OR THE PROJECT CAUSED OR PERMITTED BY TENANT. THE FOREGOING INDEMNITY SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.

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29.                Rules and Regulations. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto as Exhibit “D” and Exhibit “F.” In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project.

30.                Security Service. Tenant acknowledges and agrees that, while Landlord may, in its sole discretion, patrol the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

31.                Force Majeure. Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord (“Force Majeure”).

32.                Entire Agreement. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

33.                Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

34.                Brokers. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the Broker, if any, set forth on the first page of this Lease, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. Lessor represents that some of its partners and/or owners are Texas licensed Real Estate Brokers and Agents

35.                 Notices. All notices or communications required or permitted to be given under this Lease shall be in writing and shall be transmitted by (a) personal delivery, (b) nationally recognized overnight courier service, (c) certified or registered mail, return receipt requested, postage prepaid, or (iv) electronic mail, along with a secondary form of transmission. Except where otherwise expressly provided to the contrary, all notices and communications shall be deemed to have been given and received by a party on (i) the date of delivery if transmitted by personal delivery, (ii) the first business day after the date of posting if delivered by a nationally recognized overnight courier service, (iii) three (3) days after the date of posting if transmitted by certified or registered mail, or (iv) if by electronic mail, the earlier of the date of written reply by the recipient or confirmation from the recipient or the deemed date of delivery of the secondary form of transmission.

Any notice to Tenant shall be sent to Tenant at the Premises and may include the email address next to Tenant’s signature below. Any notice to Landlord shall be sent to Landlord at P.O. Box 522541, El Paso, Texas 79952, Email: ptgordon@vistastarinc.com and manager@vistastarinc.com. Landlord may by notice given aforesaid change its address for all subsequent notices.

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36.                 Miscellaneous.

(a)    Any payments or charges due from Tenant to Landlord hereunder shall be applied to any outstanding charges on the Tenants account as determined in the sole discretion of the Landlord.

(b)    If and when included within the term “Tenant”, as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

(c)    This Lease may be executed in any number of counterparts, by original, electronic, scanned or faxed signature, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

(d)    Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord retains the absolute right to withhold any consent or approval.

(e)    Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record, except as required by law. Landlord may in Landlord’s sole discretion, prepare and file, and upon request by Landlord, Tenant will execute, a memorandum of lease.

(f)     The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

(g)    The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(h)    Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(i)     CONSTRUCTION AND INTERPRETATION OF THIS LEASE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY PRINCIPLES OF CONFLICTS OF LAWS. LANDLORD AND TENANT CONSENT TO EXCLUSIVE JURISDICTION AND VENUE IN EL PASO COUNTY, TEXAS.

(j)     Time is of the essence as to the performance of Tenant’s obligations under this Lease.

(k)    All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

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(l)      In the event either party hereto initiates litigation to enforce the terms and provisions of this Lease, the non-prevailing party in such action shall reimburse the prevailing party for its reasonable attorneys’ fees, filing fees, and court and other costs associated with such litigation or dispute. Without limitation on the foregoing, Tenant agrees that should Landlord ever file a forcible detainer action or a forcible entry and detainer action, Landlord shall be entitled to its reasonable attorney’ fees and costs in such action, and Landlord shall not be required to give Tenant written notice to vacate or any other notice in order to recover such attorneys’ fees and costs as provided in Section 24.06 of the Texas Property Code, as amended, or similar statutes.

37.                  Landlord's Lien/Security Interest. [INTENTIONALLY OMITTED.]

38.                 Security Deposit. The Security Deposit shall be held by Landlord as security for the performance of Tenant's obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon each occurrence of an Event of Default, Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to its original amount. Landlord's obligation respecting the Security Deposit is that of a debtor, not a trustee; no interest shall accrue thereon. The Security Deposit shall be the property of Landlord, but shall be paid to Tenant when Tenant's obligations under this Lease have been completely fulfilled. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises to a person or entity assuming Landlord's obligations under this Paragraph.

39.                 Sale by Landlord. The term “Landlord” in this Lease shall mean only the owner, for the time being of the Premises. In the event of any sale of the Project or the Building by Landlord, or any part thereof, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale; and the purchaser, at such sale or any subsequent sale of the Project or the Building shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of Landlord under this Lease. Furthermore, in the event of a sale or conveyance by Landlord of the Project or the Building, this Lease shall not be affected by any such sale, and Tenant agrees to attorn to the purchaser thereof.

40.                 Confidentiality. Tenant agrees that except as may be required by law, it shall not, without the prior written consent of Landlord, make any public announcement about any of the terms, conditions, or provisions of this Lease, or modifications thereof, including without limitation, the Base Rent, Operating Expenses or other amounts due under this Lease (including, but not limited to reporting services such as “Co-Star”, “Loop Net” or broker database). Tenant shall not transmit this Lease or any of the information contained in this Lease to any third party except Tenant’s counsel, consultants, actual or prospective lenders and purchasers, and other advisors engaged to help Tenant or such lenders or purchasers in connection with this Lease pursuant to this Lease and/or any financing or refinancing for Tenant (collectively, the “Permitted Parties”), on a need-to-know basis, provided such Permitted Parties are advised of the confidentiality and nondisclosure obligations of Landlord and agree to be bound thereby. Tenant agrees to indemnify and hold Landlord harmless from and against any actual loss, injury, damage, claim, lien, cost or expenses, including attorneys’ fees, arising from a breach of the foregoing confidentiality agreement. The covenants set forth in this Paragraph shall survive the termination or closing of this Lease.

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41.                 Addendums. The following addendums (if checked) are attached hereto and incorporated herein for all purposes (check as applicable):

[_]	Cost of Living Increase Addendum
[X]	Renewal Option Addendum
[_]	Guaranty(s)
[_]	Construction Addendum
[_]	Broker Agreement

42.                  Guarantors. [INTENTIONALLY OMITTED.]

43.                 Additional Provisions.

(a)    Landlord will repair or replace one overhead dock door in the rear of the premises.

[Signature page follows]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:
Texzona Industries, Ltd. By: Texzona Management, LLC Its: General Partner

By: /s/ Patrick Gordon
Name: Patrick Gordon
Title: President

Address:
PO Box 522541 El Paso, Texas 79952 Email:

TENANT:
Precision Optics Corporation, Inc.
By: /s/ Donald Major
Name: Donald Major
Title: Chief Financial Officer

Address: Premises address 1410 Gail Borden, Suite A-3 El Paso, TX 79935 Cell Email:

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ADDENDUM I

RENEWAL OPTION

ATTACHED TO AND A PART OF THE

LEASE AGREEMENT BETWEEN

Texzona Industries, Inc.

and

Precision Optics Corporation, Inc.

RENEWAL OPTION ADDENDUM

This Renewal Option Addendum (Renewal Addendum) dated July 1, 2019, is made by and between Texzona Industries, Inc., ("Landlord”), and Precision Optics Corporation, Inc., (“Tenant”), and is hereby incorporated into and made a part of that certain Standard Industrial Lease between the parties (the "Lease").

For good and valuable consideration, Landlord and Tenant agree as follows:

1.       Provided that Tenant has not defaulted with respect to any provision of the Lease, Tenant shall have the right to extend the term of the Lease for one (1) additional period(s) of thirty six (36) months each from the expiration of the prior term, provided, however, that written notice is given to Landlord of such intention to extend the Lease six (6) months prior to the applicable expiration date and further provided that all provisions of the Lease (other than rental as may be modified as provided below) shall continue in full force and effect for the period of such extension.

2.       Rent. Monthly Base Rent for the renewal period(s) shall be paid by Tenant as follows:

Month 01 – Month 12 – Monthly Base Rent $3,652.34

Month 13 – Month 24 – Monthly Base Rent $3,743.65

Month 25 – Month 36 – Monthly Base Rent $3.837.24

3.      Tenant shall continue to be responsible for Taxes, Insurance and Operating expenses as provided in the Lease Agreement.

4.      All capitalized terms used in this Addendum and not defined herein shall have the same meaning provided for in the Lease.

5.      This Addendum shall be incorporated into and made a part of the Lease for all purposes.

(Signatures on Next Page)

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AGREED AND ACCEPTED:	LANDLORD:

By:	Texzona Management, LLC.
Its:	General Partner

By:

Its:

TENANT

Precision Optics Corporation, Inc.

By: Donald A. Major

Its: Chief Financial Officer

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